UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2009 (March 11, 2009)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)
(512) 219-8020
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	2009 Cash-Based Executive Performance Incentives
     On March 11, 2009 at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Luminex Corporation (the “Company”), after consideration of presentations and recommendations of Patrick J. Balthrop, Luminex’s President and Chief Executive Officer, an independent compensation consultant, and such other information as the Committee deemed appropriate, the Committee approved the 2009 cash-based performance incentive opportunities for Luminex’s executive officers. The bonus opportunities for Luminex’s executive officers other than Mr. Balthrop, Luminex’s President and Chief Executive Officer, are referred to as the “Management Incentive Plan,” and Mr. Balthrop’s bonus opportunity is referred to as the “CEO Bonus Plan.”
     Management Incentive Plan. The performance awards under the Management Incentive Plan are based upon achievement of established Company performance objectives (“Company Objectives”) as well as personal business objectives (“Individual Objectives”), in each case as determined by the Committee. The Company Objectives are based on (a) total revenue, (b) total combined consumable, royalty and assay revenue, (c) maintenance of operating expenses at a particular percentage of total revenue, and (d) earnings before interest, taxes, depreciation, amortization, and stock based compensation expense, with each objective given a specified weight. The Individual Objectives vary by executive and are based on specified management or strategic initiatives, projects or other requirements, leadership and/or team contributions, with each objective given a specified weight.
     The total target awards under the Management Incentive Plan are weighted 50% for the achievement of Company Objectives and 50% for the achievement of Individual Objectives and are based on a target bonus established by the Committee for each participant. The target bonuses for each executive officer (excluding Mr. Balthrop) approved at the meeting, reflected as a percentage of 2009 earned base salary, are as follows:

Name	Title	Target Bonus
Russell W. Bradley	Vice President, Business Development and Strategic Planning	50%
Jeremy Bridge-Cook, Ph.D.	Vice President, Molecular Diagnostics	50%
Harriss T. Currie	Chief Financial Officer, Vice President, Finance, and Treasurer	50%
Gregory J. Gosch	Vice President, Luminex Bioscience Group	50%
David S. Reiter	Vice President, General Counsel and Corporate Secretary	50%
     Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met. The Company Objectives are subject to an over/underachievement scale with possible payouts of 0% to 200% of the potential bonus for Company Objectives based on financial results between specified minimum thresholds and maximum performance levels of the applicable performance targets, calculated on a linear basis, with minimum payments starting at 50% of the target value for each goal for minimum threshold performance. Accordingly, no bonus is paid with respect to the Company Objectives for results below the specified minimum thresholds. Individual Objectives are not subject to an overachievement scale, but specified project goals are graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce partial completion. Accordingly, total awards (inclusive of Company Objectives and Individual Objectives) can range from zero to a maximum of 150% of the target bonus. The Committee will make all calculations and determinations with respect to payment of bonuses under the Management Incentive Plan in its sole discretion.
     The Committee shall appropriately adjust its evaluation of performance with respect to the Company Objectives and Individual Objectives to exclude the effect of any of the following events that occurs during the performance period: (i) litigation or claim judgments or settlements, and (ii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for 2009.
     CEO Bonus Plan. The CEO Bonus Plan is based upon achievement of established financial objectives on a Company level and established project objectives, as determined by the Committee. The financial objectives are based on (i) total revenue, (ii) total combined consumable, royalty and assay revenue, and (iii) earnings before interest, taxes, depreciation, amortization, and stock based compensation expense, with each financial objective given a specified weight. The project objectives are based on specified projects or other requirements, including certain research and development goals, and product development milestones, with each project objective given a specified weight.

     The total target awards under the CEO Bonus Plan are weighted 50% for the achievement of the financial objectives and 50% for project objectives. The target bonus established by the Committee is 100% of Mr. Balthrop’s 2009 earned base salary. Additionally, Mr. Balthrop’s potential bonus is subject to an over/underachievement scale with possible payouts between 50% and 200% of the respective target metrics with respect to financial objectives based on financial results between specified minimum threshold and maximum performance levels of the applicable performance targets, calculated on a linear basis. The project goals that are not financial are graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce partial completion, with several of these goals subject to overachievement payouts up to 200%. Accordingly, the CEO Bonus Plan provides for a potential bonus ranging from 0% to 165% of Mr. Balthrop’s base salary. Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable objectives were met. The Committee will make all calculations and determinations with respect to payment of Mr. Balthrop’s bonus under the CEO Bonus Plan in its sole discretion.
     The Committee shall appropriately adjust its evaluation of performance with respect to the performance objectives to exclude the effect of any of the following events that occurs during the performance period: (i) litigation or claim judgments or settlements, and (ii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for 2009.
     Adoption of Luminex Corporation 2009 Long Term Incentive Plan.
     On March 11, 2009, the Committee also adopted the Luminex Corporation 2009 Long Term Incentive Plan (the “LTIP”) and the form of Restricted Share Unit Award Agreement to be granted from time to time thereunder (the “RSU Agreement”). The LTIP is intended to encourage and reward superior long-term performance from certain key executive officers, as determined by the Committee (“Participants”). Awards under the LTIP are to be granted by the Committee in the form of Restricted Share Units (“RSUs”) and are to be treated as Performance Awards under the Luminex Corporation 2006 Equity Incentive Plan (the “2006 Plan”).
     Grants of RSUs under the LTIP shall initially be unvested and represent the amount of shares that Participants would receive under the LTIP assuming achievement of the maximum level of performance goals established for the grant, and subject to adjustment for certain transactions and other unusual or non-recurring events and circumstances that may affect Luminex, or any subsidiary or affiliate, or the financial performance of Luminex or any subsidiary or affiliate. As indicated below, Patrick J. Balthrop, Luminex’s President and Chief Executive Officer, was granted an award for an unvested RSU under the LTIP for $2,200,000 worth of shares of Luminex Common Stock, and Harriss T. Currie, Luminex’s Vice President, Finance, Chief Financial Officer, and Treasurer, was granted an award for an unvested RSU under the LTIP for $825,000 worth of shares of Luminex Common Stock. The actual maximum number of shares of Luminex Common Stock underlying each of these grants will be determined based upon the closing price of Luminex Common Stock on the NASDAQ Global Market on the actual grant date in accordance with our equity award policy, currently anticipated to be May 12, 2009, and the grants are further subject to available shares under the 2006 Plan on such date. Partial or complete vesting of the RSUs shall be dependent upon the continued employment of the Participant (unless the Committee determines otherwise, in its sole discretion) and the achievement of certain performance goals, established by the Committee at the time of grant (subject to certain adjustments), during the performance period extending from the date of grant through December 31, 2011. The Committee, in its sole discretion, shall determine whether and to what extent performance goals have been achieved under outstanding awards on or before March 15, 2012 (the “Determination Date”). In the event that a Participant achieves less than the maximum level of the performance goals, the total number of shares represented by such RSU shall be reduced to reflect where actual performance lies in the range of performance goals and weighted aggregate corresponding payout opportunities established for the grant, including up to $800,000 and $300,000 worth of shares of Luminex Common Stock (calculated as of the grant date) for Messrs. Balthrop and Currie, respectively, if “target” performance is achieved, $480,000 and $180,000 worth of shares of Luminex Common Stock (calculated as of the grant date), respectively, in the event that minimum threshold goals are achieved, and zero shares in the event that minimum threshold goals are not achieved. Calculation of payouts between threshold and maximum performance shall be determined based on straight-line interpolation. Vesting of the RSU (after giving effect to the adjustment above) shall occur as follows: 50% on the Determination Date and 50% on December 31, 2013. The Committee reserves the right to make certain adjustments to awards under the LTIP from time to time, in its sole discretion, to accommodate for certain unusual or nonrecurring events and circumstances, or to avoid unwarranted penalties or windfalls for Participants.
     If a Change in Control occurs (as defined in the 2006 Plan) prior to the end of the performance period, performance criteria (as adjusted appropriately and proportionately for such shorter period) will be measured as of the effective date of the Change in Control. The resulting number of RSUs shall be reduced by a factor of 0.6667 per share if the Change in Control occurs in 2009 or by 0.3333 per share if the Change in Control occurs in 2010, and shall automatically vest. If a Change in Control occurs after the end of the performance period, all outstanding RSUs as to which the restricted period has not already terminated shall automatically vest.

     In the event that any settlement of RSUs causes the aggregate payments or benefits to be made or afforded to the Participant under the RSU agreement, together with any other payments or benefits received or to be received by the Participant, in connection with a Change in Control to exceed one hundred ten percent (110%) of the maximum amount permitted under the Internal Revenue Code of 1986 to be received without incurring an excise tax, then Luminex shall pay to the Participant an additional amount, in cash, necessary to reimburse the Participant on an after-tax basis, for any excise tax payable by the Participant, as further described in the form of RSU agreement.
     The preceding description of the LTIP and RSU Agreement is qualified in its entirety by reference to the full text of the LTIP and RSU Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and which are incorporated herein by reference.
     Grants under Luminex Corporation 2009 Long Term Incentive Plan.
     On March 11, 2009, the Committee granted the following awards under the LTIP to the following executive officers of Luminex: Patrick J. Balthrop, Luminex’s President and Chief Executive Officer, was granted an award for an unvested RSU for $2,200,000 worth of shares of Luminex Common Stock, and Harriss T. Currie, Luminex’s Vice President, Finance, Chief Financial Officer and Treasurer, was granted an award for an unvested RSU for $825,000 worth of shares of Luminex Common Stock. The actual maximum number of shares of Luminex Common Stock underlying each of these grants will be determined based upon the closing price of Luminex Common Stock on the NASDAQ Global Market on the actual grant date in accordance with our equity award policy, currently anticipated as May 12, 2009, and the grants are further subject to available shares under the 2006 Plan on such date. Performance goals were established in connection with these awards as follows:
•	Performance goals under the grants are based on the following components, with the following weights given to each: 50% on the trading price of Luminex Common Stock at the end of the performance period (the “Trading Price Goal”) and 50% on Luminex’s operating cash flows per diluted share at the end of the performance period (the “Operating Cash Flow Goal”), each as described more fully below and in the LTIP.

•	Partial or complete achievement of the Trading Price Goal is dependent upon the average closing price of Luminex’s Common Stock for the 20 consecutive trading days ending December 31, 2011, inclusive, subject to certain adjustments as described in the LTIP. Each of Mr. Balthrop and Mr. Currie was assigned a range of trading price targets as follows: a minimum threshold of $32.38 per share, a target of $36.79 per share, and a maximum goal of $58.42 per share.

•	Partial or complete achievement of the Operating Cash Flow Goal is dependent upon the average quarterly “total operating cash flows” per diluted share (as defined in the LTIP) for the four quarters ended December 31, 2011 (“Average CFPS”), as further described in the LTIP. “Total operating cash flows” means Luminex’s GAAP net cash provided by operating activities as reflected on its financial statements for the 12 month period ended December 31, 2011, as further described in the LTIP. Each of Mr. Balthrop and Mr. Currie was assigned a range of Average CFPS targets as follows: a minimum threshold of $0.134 per share, a target of $0.152 per share, and a maximum goal of $0.241 per share.
          The preceding description of the awards to Messrs. Balthrop and Currie is qualified in its entirety by reference to the full text of the LTIP and RSU Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Luminex Corporation 2009 Long Term Incentive Plan.

10.2	Form of Restricted Share Unit Award Agreement for Awards under the Luminex Corporation 2009 Long Term Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2009	LUMINEX CORPORATION

	By: Name:	/s/ Harriss T. Currie Harriss T. Currie
	Title:	Vice President — Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Luminex Corporation 2009 Long Term Incentive Plan

10.2	Form of Restricted Share Unit Award Agreement for Awards under the Luminex Corporation 2009 Long Term Incentive Plan